EXHIBIT (10)(r)
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                                AMENDMENT TO
                            EMPLOYMENT AGREEMENT


      This AMENDMENT TO EMPLOYMENT AGREEMENT dated as of September 27, 2005 between Brent A. Latta (the "Executive") and Landauer, Inc., a Delaware corporation (the "Company").

      WHEREAS, the Executive and the Company are parties to an Employment Agreement dated as of February 29, 1996 (the "Employment Agreement");

      WHEREAS, the Executive currently serves as the President and Chief Executive Officer of the Company and as a director of the Company;

      WHEREAS, the Executive desires to retire prior to attaining age 65;

      WHEREAS, the Company consents to the Executive's retirement prior to attaining age 65; and

      WHEREAS, the Company and the Executive desire to enter into this Amendment to Employment Agreement to set forth the terms and conditions of the Executive's retirement from the Company.

      NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

      1. TERMINATION OF EMPLOYMENT. The Executive hereby resigns from employment with the Company, effective as of the date of this Amendment to Employment Agreement.

      2.    PAYMENTS AND BENEFITS UPON TERMINATION OF EMPLOYMENT.

            (a) On April 1, 2006 (or any earlier date which is at least six (6) months after the termination of the Executive's employment with the Company), the Company shall pay to the Executive the sum of $1,207,278.84. The Company has offered the Executive a choice as to the timing of the payment of this compensation, and the Executive is, by executing this Amendment to Employment Agreement, electing such lump sum payment.

            (b) During the period from the date of this Amendment to Employment Agreement until February 19, 2008 (the "Consulting Period"), the Executive and his eligible dependents will be eligible for full coverage under the Company's retiree healthcare plan, at the same cost to the Executive as to the Company's active employees from time to time.

            (c) Upon the execution of this Amendment to Employment Agreement the Executive's stock options and other equity awards shall, to the extent not otherwise exercisable or vested, shall become exercisable, or become vested, in full. The Executive's stock options shall remain exercisable following the Executive's termination of employment in accordance with their terms; provided that, under the 1996 Equity Plan of the Company, as amended, the Compensation Committee of the Company's Board of Directors has consented to his retirement prior to reaching age 65.

            (d) The Executive's benefit under the Supplemental Key Executive Retirement Plan of Landauer, Inc., commencing upon his attaining age 65, will be calculated as if (i) the Executive had completed 25 years of service, (ii) between the date of this Amendment to Employment Agreement and February 19, 2008, the Executive's base salary had continued at the rate in effect on January 1, 2005 and (iii) for each complete fiscal year between the date of this Amendment to Employment Agreement and February 19, 2008, the Executive had received an annual bonus equal to the annual target amount for the Executive for fiscal year 2005.



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            (e)   The Company will make available to the Executive
professional consulting services (at an aggregate cost of not more than $35,000) to assist the Executive in identifying appropriate opportunities for service on the boards of directors of other organizations not described in Section 4(b) below.

            (f) The Company will reimburse the Executive for the legal fees he incurs (not to exceed $15,000) in connection with this Amendment to Employment Agreement.

            (g) The Executive shall not be eligible for benefits under the Landauer, Inc. Executive Special Severance Plan.

      3. TERMINATION OF BOARD MEMBERSHIP; DIRECTOR EMERITUS POSITION. The Executive hereby resigns as a director of the Company, effective as of the date of this Amendment to Employment Agreement, and shall thereafter have the position of Director Emeritus of the Company.

      4.    OBLIGATIONS OF THE EXECUTIVE.

            (a) During the Consulting Period the Executive will not take a position with any other organization, other than service on the boards of directors of organizations not described in Section 4(b), and will make himself available to provide such consulting services to the Company as the Company may, from time to time, request.

            (b) The Executive acknowledges that in the course of the Executive's employment with the Company the Executive has become familiar with trade secrets and other confidential information concerning the Company and that the Executive's services were of special, unique and extraordinary value to the Company. The Executive agrees that, during the Consulting Period, and for a period of 18 months thereafter, the Executive shall not directly or indirectly, except as a passive investor beneficially owning not more than two percent of the voting securities of any publicly held company, engage in, or own or control any interest in, or act as director, officer, employee, agent, proprietor or otherwise of, or consultant to, any firm or corporation directly or indirectly engaged, as these terms may be reasonably construed, (i) in a business substantially similar to that of the Company or (ii) in competition with the Company. During the Consulting Period, and for a period of 18 months thereafter, the Executive further agrees that the Executive shall not directly or indirectly induce or attempt to induce any of the employees of the Company
to terminate such employment.   If, at any time of enforcement of this
Section 4(b) a court holds that the restrictions stated herein are unreasonable under circumstances then existing, the Executive agrees that the maximum period, scope or geographical area reasonable under such circumstances shall be substituted for the stated period, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. This Amendment to Employment Agreement shall not authorize a court to increase or broaden any of the restrictions in this Section 4(b).

            (c) The Executive agrees that all research and other information, discoveries, inventions, improvements, formulas, designs, trademarks, products, plans or writings originated, conceived, discovered, made or first reduced to practice by the Executive, either solely or jointly with others during and within the scope of the Executive's employment by the Company, or on the premises, or using the facilities of the Company, whether or not at the request or suggestion or in accordance with the plans of the Company, shall be the sole property of the Company, or its designees, successors or assigns. The Executive shall maintain records thereof in the form and manner prescribed by the Company, and upon request, the Executive will disclose the same to the Company in such form and manner as the Company may provide, and the Executive will execute and deliver to the Company, or its designees, successors or assigns, such written applications, diagrams, plans, assignments, deeds or other documents, and do such other acts as may be necessary or appropriate to patent, register, copyright, obtain, perfect, or explain any such research


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and other information, discoveries, inventions, improvements, formulas, designs, trademarks, products, plans or writings, and to perfect the title of the Company, or its assignees, successors or assigns thereto, provided that the Company or its assignees, successors or assigns shall compensate the Executive in such a manner that the Executive will suffer no out-of-pocket expense while so doing.

            (d) The Executive agrees that the Executive shall not divulge, communicate, or utilize for the benefit of the Executive or any other party or person, any secret or confidential information which the Executive has acquired or may acquire during the Executive's employment by the Company, whether technical or nontechnical, pertaining to the business or affairs of the Company, or of any of its clients, customers, consultants or collaborators, except to such extent as may be necessary in the ordinary course of performing the Executive's particular assigned duties as an employee of the Company. In this connection the Executive has been informed and recognizes that a part of the Company's business connection may relate to research and development of products and processes, some of which may be based on scientific or technological concepts which are themselves recent developments, and to the development of such concepts, any or all of which may include or constitute technical or nontechnical information which the Company has the right to protect by holding it secret or confidential, and that in the Executive's said employment the Executive may be given access to or required to use or develop such proprietary information and/or trade secrets. Upon termination of the Executive's said employment the Executive will promptly deliver to the Company all drawings, blueprints, manuals, letters, notes, notebooks, reports, records, writing and all other materials, originated, conceived, discovered, made or otherwise provided by the Executive or others, pertaining to the business or affairs of the Company which are in the Executive's possession or under the Executive's control, whether or not then on the premises of the Company.

            (e) The Executive acknowledges that the Company would be damaged irreparably in the event that any provision of Section 4(b), 4(c) or 4(d) of this Amendment to Employment Agreement were not performed in accordance with its terms or were otherwise breached and that money damages would be an inadequate remedy for any such nonperformance or breach. Accordingly, the Executive agrees that the Company and its successors and permitted assigns shall be entitled, in addition to other rights and remedies existing in their favor, to an injunction or injunctions to prevent any breach or threatened breach of any of such provisions and to enforce such provisions specifically (without posting a bond or other security). The Executive agrees that the Executive will submit to the personal jurisdiction of the courts of the State of Illinois in any action by the Company to obtain injunctive or other relief contemplated by this
Section 4(e).

      5.    GENERAL RELEASE.

            (a) The Executive, on behalf of the Executive and anyone claiming through the Executive, hereby agrees not to sue the Company or any division, subsidiary, affiliate or other related entity of the Company (whether or not such entity is wholly owned) or any of the past, present or future directors, officers, administrators, trustees, fiduciaries, employees, agents, attorneys or shareholders of the Company or any of such other entities, or the predecessors, successors or assigns of any of them (hereinafter referred to as the "Released Parties"), and agrees to release and discharge, fully, finally and forever, the Released Parties from any and all claims, causes of action, lawsuits, liabilities, debts, accounts, covenants, contracts, controversies, agreements, promises, sums of money, damages, judgments and demands of any nature whatsoever, in law or in equity, both known and unknown, asserted or not asserted, foreseen or unforeseen, which the Executive ever had or may presently have against any






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of the Released Parties arising from the beginning of time up to and including the effective date of this Amendment to Employment Agreement, including, without limitation, all matters in any way related to the Executive's employment by the Company or any of its affiliates, the terms and conditions thereof, any failure to promote the Executive and the termination or cessation of the Executive's employment with the Company or any of its affiliates, and including, without limitation, any and all claims arising under the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Family and Medical Leave Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Illinois Human Rights Act, or the Chicago or Cook County Human Rights Ordinance, each as may be amended from time to time, or any other federal, state, local or foreign statute, regulation, ordinance or order, or pursuant to any common law doctrine; PROVIDED, HOWEVER, that nothing contained in this Amendment to Employment Agreement shall apply to, or release the Company from, any obligation of the Company contained in this Amendment to Employment Agreement. The consideration offered in this Amendment to Employment Agreement is accepted by the Executive as being in full accord, satisfaction, compromise and settlement of any and all claims or potential claims, and the Executive expressly agrees that the Executive is not entitled to, and shall not receive, any further recovery of any kind from the Company or any of the other Released Parties, and that in the event of any further proceedings whatsoever based upon any matter released herein, neither the Company nor any of the other Released Parties shall have any further monetary or other obligation of any kind to the Executive, including any obligation for any costs, expenses or attorneys' fees incurred by or on behalf of the Executive. The Executive agrees that the Executive has no present or future right to employment with the Company or any of the other Released Parties.

            (b) The Executive expressly represents and warrants that the Executive is the sole owner of the actual and alleged claims, demands, rights, causes of action and other matters that are released herein; that the same have not been transferred or assigned or caused to be transferred or assigned to any other person, firm, corporation or other legal entity; and that the Executive has the full right and power to grant, execute and deliver the general release, undertakings and agreements contained herein.

      6. ACKNOWLEDGMENT BY EXECUTIVE. BY EXECUTING THIS RELEASE AND NONCOMPETITION AGREEMENT, THE EXECUTIVE EXPRESSLY ACKNOWLEDGES THAT THE EXECUTIVE HAS READ THIS AMENDMENT TO EMPLOYMENT AGREEMENT CAREFULLY, THAT THE EXECUTIVE FULLY UNDERSTANDS ITS TERMS AND CONDITIONS, THAT THE EXECUTIVE HAS BEEN ADVISED TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTING THIS AMENDMENT TO EMPLOYMENT AGREEMENT, THAT THE EXECUTIVE HAS BEEN ADVISED THAT THE EXECUTIVE HAS 21 DAYS WITHIN WHICH TO DECIDE WHETHER OR NOT TO EXECUTE THIS AMENDMENT TO EMPLOYMENT AGREEMENT AND THAT THE EXECUTIVE INTENDS TO BE LEGALLY BOUND BY IT. DURING A PERIOD OF SEVEN DAYS FOLLOWING THE DATE OF THE EXECUTIVE'S EXECUTION OF THIS AMENDMENT TO EMPLOYMENT AGREEMENT, THE EXECUTIVE SHALL HAVE THE RIGHT TO REVOKE THE RELEASE OF CLAIMS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT BY SERVING WITHIN SUCH PERIOD WRITTEN NOTICE OF REVOCATION.

      7. IMPACT ON OTHER AGREEMENTS. This Amendment to Employment Agreement supersedes all of the provisions of Sections 1 through 4 of the Employment Agreement; the remaining provisions of the Employment Agreement shall continue in full force and effect. Nothing contained herein shall be deemed to limit or otherwise affect the provisions of any noncompetition agreement or code of conduct arrangement between the Executive and the Company or the provisions of any other agreement or arrangement between the Executive and the Company that is unrelated to the subject matter of this Amendment to Employment Agreement.








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      IN WITNESS WHEREOF, the parties hereto have executed this Amendment to Employment Agreement as of the day and year first above written.


                                    LANDAUER, INC.


                                    By
                                          ------------------------------


                                    EXECUTIVE:


                                    ------------------------------------
                                                Brent A. Latta






















































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